Exhibit 99.1

ScoutCam Announces Appointment of Yehu Ofer as

Chief Executive Officer

OMER, Israel, October 18, 2022 – ScoutCam Inc. (OTCQB: SCTC), a leading provider of Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) solutions, today announced the appointment of Yehu Ofer as chief executive officer, effective immediately. Mr. Ofer, a former Israeli Air Force (IAF) pilot and commander, as well as a leading professional in the aviation and aerospace industries, will lend his decades of experience to ScoutCam’s continued growth and success. Scoutcam develops and manufactures video sensor-based solutions for critical systems in aviation, space, transportation, and energy markets, and enhances its capabilities and unique solutions across major verticals of Industry 4.0.

Mr. Ofer, 57, served as a colonel (now retired) in the IAF, commanding two operational squadrons before commanding “Wing 15”, the optic and electronic intelligence wing of the IAF. In his last position, Mr. Ofer served as Israel Defense Attaché to Italy, Greece, Serbia, and Croatia, where he oversaw the largest ever government-to-government transaction between Israel and Italy. Upon his retirement from the Israel Defense Forces in 2013, Mr. Ofer joined Elbit Systems Ltd. in its electro-optics unit as a technology development and program manager in airborne optic and laser solutions. Mr. Ofer also managed Elbit System’s aerospace division as VP of large-scale development programs and VP of the Brazil business unit. In his last position at Elbit Systems, Mr. Ofer served as VP of Global Business Development, Marketing and Sales, a position he held since 2020. Mr. Ofer holds an MBA from the University of Haifa, a Bachelor of Economics and Logistics (cum laude) from Bar Ilan University in Tel Aviv, and a degree from the National Security College in Tel Aviv.

Prof. Benad Goldwasser, Chairman of the Board of ScoutCam, said: “The Board of Directors and I are delighted to welcome Yehu Ofer to ScoutCam. He is a respected leader with a proven track record of leading both military organizations and commercial companies. His wealth of experience and insight will prove invaluable to the Company as we continue to scale at a rapid pace.”

“I’m honored and excited to be appointed as ScoutCam’s new CEO,” said Mr. Ofer. “The Company’s unique technological solutions, excellent team of professionals and legacy of innovation will support our goal of becoming the world leader in video sensor-based solutions for critical systems in the aviation, space, transportation and energy industries by offering unique solutions across major verticals in Industry4.0. I am committed to investing my defense and commercial sector experience, as well as my global network of contacts, to ensure ScoutCam’s continued growth.”

Mr. Ofer will also serve as CEO of ScoutCam Ltd., a subsidiary of the Company.

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About ScoutCam

ScoutCam is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, ScoutCam leverages proven visual technologies and products from the medical industry. ScoutCam’s unique video-based sensors, embedded software and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience otherwise is not suitable for continuous real-time monitoring.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the ability of the Company’s new CEO to contribute to the Company’s future growth and success, as discussed in this press release. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

For more information, please visit https://www.scoutcam.com.

Company Contact:

Tanya Yosef, CFO

tanya.yosef@scoutcam.com

Tel: +972 (73) 370 469

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

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